BY-LAWS

OF

WOW ENERGY, INC

Article I: Shareholders

Section 1.01 Place of Meetings

All meetings of the shareholders shall be held at the office of the corporation or at such other place, within or without the State, as may be stated in a notice of the meeting or in a duly executed waiver of notice thereof.

Section 1.02 Annual Meeting

An annual meeting of the share-holders shall be held each year at a time and on a day during the sixth (6th) month following the end of the corporation's fiscal year to be selected by the Board of Directors as stated in the notice of the meeting or in a duly executed waiver of notice thereof. If such a day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 1.03 Special Meetings

Special meetings of the share-holders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these by-laws, may be called by the President, the Board of Directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

Section 1.04 Notice

Written or printed notice stating the place and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. See also By-laws Section 4.01 and 4.02.

Section 1.05 Quorum

The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. On resumption of adjourned meeting, when a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is established, abstentions or "walkouts" shall not operate to remove the quorum.

Section 1.06 Majority Vote

When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting unless the question is one upon which, by express provision of the statutes, the articles of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern of such question. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

Section 1.07 Method of Voting

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 2.06 or these by-laws. Any vote may be taken by voice vote or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 1.08 Record Date; Closing Transfer Books

The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be no less than 10 nor more than 50 days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than 10 nor more than 50 days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 1.09 Action without Meeting

Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The signed consent or a signed copy shall be placed in the minute book.

Section 1.10 Voting List

At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall he prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place or the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 1.11 Telephone and Similar Meetings

Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.12 Order of Business at Annual Meetings

The order of business at annual meetings and so far as practicable at other meetings of share-holders shall be as follows unless changed by the board of directors:

(1)        call to order

(2)        proof of due notice of meeting

(3)        determination of quorum and examination of proxies

(4)        announcement of availability of voting list (See By-law 1.10)

(5)        reading and disposing of minutes of last meeting of shareholders

(6)        reports of officers and committees

(7)        unfinished business

(8)        new business

(9)        nomination of directors

(10)      election of directors

(11)      other business

(12)      adjournment

Article II.  Directors

Section 2.01 Management

The business and affairs of the corporation shall be managed by the Board of Directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these by-laws) directed or required to be exercised or done by the shareholders. One Director shall be elected as Chairman of the Board. The Chairman shall be to preside over the meetings of the Board of Directors. The Chairman may also hold any other office of the corporation.

Section 2.02 Number; Qualifications; Election; Term

The Board of Directors shall consist of not less than two directors nor more than twelve directors. No director need be a shareholder or resident of any particular state. Directors shall be elected at the annual meeting of the shareholders, except as provided in by-laws 2.03 and 2.05. Each director shall hold office until his successor shall be elected and shall qualify.

Section 2.03 Change in Number

The number of directors may be increased or decreased from time to time by amendment to these by-laws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the vote of the current directors. The directors may appoint such additional advisory directors as they choose; however, such advisory directors shall not have any voting rights.

Section 2.04 Removal

Any director may be removed either for or without cause, at any special or annual meeting of shareholders, by the affirmative vote of 2/3 of the shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Section 2.05 Vacancies

Any vacancy occurring on the Board of Directors (by death, resignation, removal, or otherwise) may be filled by an affirmative vote of a majority of the remaining directors, through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 2.06 Election of Directors

Directors, and the Chairman of the Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

Section 2.07 Place of Meetings

Meetings of the Board of Directors, regular or special, shall be held at the office of the corporation or at such other place within or without the State of Texas, as shall be stated in the notice of the meeting or any duly executed waiver of notice thereof.

Section 2.08 Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 2.09 Special Meetings

Special meetings of the Board of Directors may be called by the President on three days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any director. Except as otherwise expressly provided by statute, or by the articles of incorporation, or by these by-laws, neither the business to be transacted at, nor the purpose or, any special meeting need be specified in a notice or waiver of notice.

Section 2.10 First Meetings

The first meeting of a newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving at the time the place is changed.

Section 2.11 Quorum; Voting Requirements

At all meetings of the Board of Directors a majority of the number of directors fixed by these by-laws shall be required to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these by-laws. If a quorum is not present at a meeting, the meeting may be adjourned from time to time, without notice other than announcement at the meeting, until quorum is present. Once a quorum is established, abstentions or “walkouts” shall not operate to remove the quorum.

Section 2.12 Compensation

Directors shall receive compensation for their services as directors as determined by resolution or the Board of Directors. In addition all reasonable expenses incurred by directors in the performance of their duties shall be paid or reimbursed by the corporation. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors be allowed like compensation and reasonable expenses for their services on such committees. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 2.13 Procedure

The Board of Directors shall keep regular-minutes of its proceedings which shall be placed in the minute book of the corporation.

Section 2.14 Action Without Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent or a signed copy shall be placed in the minute book.

Section 2.15 Interested Directors and Officers

No contract or other transaction between the corporation and one of its directors or officers (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director or officer at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization, if,

(a)        The material facts of the relationship or interest of each such director or officer are known or disclosed:

(i)                 to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted neither in determining whether a quorum is present nor in calculating the majority necessary to carry the vote; or

(ii)        to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present:

(b)        and the contract or transaction is fair, just and beneficial to the corporation as of the time it is authorized or ratified by the Board of Directors or the shareholders.

This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

Section 2.16 Indemnification and Insurance

The corporation shall indemnify, to the extent and under the circumstances set forth below, any person who is or was a director, officer, agent or employee of the corporation, and any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise:

(a)        In the event of a suit by or in the right of the corporation against such a person by reason of his holdings or having held such a position, the corporation shall indemnify him for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit if,

(i)         he is successful on the merits or otherwise,

(ii)        or he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court which the suit was brought., shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonable entitled to indemnity for such expenses as the court shall deem proper.

(b)        In the event of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, hereafter referred to as a non derivative suit, against such a person by reason of his holding or having held such a position, the corporation shall indemnify them for amounts actually and reasonably incurred by him in connection with the defense or settlement of such nonderivative suit as expenses (including attorney’s fees, amounts paid in settlement, judgments, and fines) if,

(i)         he is successful on the merits or otherwise, or

(ii)       he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph.

A determination that the above requirements for indemnification have been met may be made by a court or (except as stated in the second sentence of (a) (ii) above) the determination may be made by a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding by independent legal counsel (appointed by a majority of the directors or shareholders of the corporation) in a written opinion; or by the shareholders of the corporation. Anyone making a determination hereunder may determine that a person has met the requirements for indemnification as to some matters but not as to others, and may reasonably prorate amounts to be indemnified. The corporation may pay in advance any expenses (including attorney’s fees) which may become subject to indemnification hereunder if the Board of Directors specifically authorizes the payment and the person receiving the payment agrees in writing to repay it unless it is ultimately determined that he is entitled to indemnification by the corporation. The indemnification and advance payment provided hereunder shall continue as to a person who has ceased to hold a position named above and shall inure to the benefit of his heirs, executors and administrators. The indemnification provided hereunder shall not be exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors, or otherwise. The corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named above against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power hereunder to indemnify him against such liability. Indemnification payments, advance payments, and insurance purchases and payments made hereunder shall be reported in writing to the shareholders of the corporation with the next notice of annual meeting or within 6 months, whichever is sooner.

Section 2.17 Telephone and Similar Meetings

Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.18 Presumption of Assent

A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such actions.

Article III. Officers and Agents

Section 3.01 Number; Qualifications; Election; Term

The officers of the corporation shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer and such other and additional officers and assistant officers and agents as the Board of Directors may think necessary. No officer or agent need be a shareholder, a director or a resident of Texas. The officers of the corporation shall be elected annually by the Board of Directors at its meeting held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.

Section 3.02 Removal

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3.03 Authority

Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these by-laws or as may be determined by resolution of the Board of Directors not inconsistent with these by-laws.

Section 3.04 Vacancies

Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

Section 3.05 Compensation

The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

Section 3.06 President

The President shall serve as the Chief Executive Officer of the corporation. He shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

Section 3.07 Vice-President

The Vice-Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate. The Board of Directors may designate certain Vice Presidents as Executive Vice Presidents, Group Vice Presidents or Regional Vice Presidents.

Section 3.08 Secretary

The Secretary shall attend all meetings of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring of the Treasurer or an Assistant Secretary. He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 3.09 Assistant Secretary

The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board or Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 3.10 Treasurer

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursement, and shall render to the President and directors, at the regular meeting of the board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 3.11 Assistant Treasurer

The Assistant Treasurers in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

Section 3.12 Securities of Other Corporations

The President or any Vice President or Secretary or Treasurer of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the corporation, and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Article IV. Notice

Section 4.01 Method

Whenever by statute or the articles of incorporation or these by-laws, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given; (a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books or the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

Section 4.02 Waiver

Whenever, by statute or the articles of the incorporation or these by-laws, notice is required to be given to a shareholder, committee member or director, a waiver thereof in writing signed by-the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where such attendance is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article V. Share Certificates

Section 5.01 Certificates

Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice-President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the corporation or an employee o the corporation), the signature of any such officer may be facsimile. In addition, share certificates may bear on the reverse thereof such legends as may be required by law or as may be required by resolution of the shareholders and directors within the law.

Section 5.02 Issuance

Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Section 5.03 Payment for Shares

(a)        Kind, The consideration for the issuance of shares shall consist of money paid, labor done, (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

(b)        Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)        Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)       Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

Section 5.04 Lien

For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

Section 5.05 Lost, Stolen or Destroyed Certificates

The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)        Claim. Makes proof in affidavit form that it bas been lost, destroyed or wrongfully taken; and

(b)        Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)        Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claims that may be made on account for the alleged loss, destruction or theft of the certificate, unless the giving of bond is waived by the corporation; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

Section 5.06 Registration or Transfer

The corporation shall register the transfer of certificates for shares presented to it for transfer if:

(a)        Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b)        Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange and reasonable assurance is given that such endorsements are effective; and

(c)        Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d)       Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

(e)        Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

Section 5.07 Restrictions on Transfer of Shares

The sale or other disposition of the shares of the corporation and the transfer thereof shall be subject to such reasonable restrictions and/or preferential purchase rights as may be hereafter imposed upon the shares by agreement between the shareholders or between the shareholders and the corporation. Such restrictions shall be noted on the share certificates as required by statute and a copy of any such agreement shall be kept on file at the corporation's office where it shall remain available for inspection by any director or shareholder at any reasonable time.

Article VI. Executive Committee

Section 6.01 Designation

The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

Section 6.02 Number; Qualifications; Term

The executive committee shall consist of one or more directors, one of whom shall be the president. The executive committee shall serve at the pleasure of the Board of Directors.

Section 6.03 Authority

The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board in reference to:

(a)        amending the articles of incorporation;

(b)        approving a plan of merger or consolidation;

(c)        recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

(d)       recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; amending, altering, or repealing these By-laws or adopting new By-laws;

(e)        filling vacancies in the board of directors or removing members of the board of directors or of any committee appointed by the board of directors;

(f)        fixing the compensation of any member of such committee; or

(g)        altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable.

Section 6.04 Change-in-Number

The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

Section 6.05 Removal

Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

Section 6.06 Vacancies

A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in By-law 6.01.

Section 6.07 Meetings

Time, place and notice, (if any) of executive committee meetings shall be determined by the executive committee. See also By-laws 4.01 and 4.02.

Section 6.08 Quorum; Majority Vote

At meetings of the executive committee, a majority of the number of members designated by the Board or Directors shall constitute a quorum for the transaction of business. The act of a majority vote of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the articles of incorporation, or these by-laws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 6.09 Compensation

See By-law 2.12.

Section 6.10 Procedure

The executive committee shall keep regular minutes of its proceedings. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation.

Section 6.11 Action Without Meeting

Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by all members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

Section 6.12 Telephone and Similar Meetings

See By-law 1.11.

Section 6.13 Responsibility

The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Article VII. General Provisions

Section 7.01 Dividends and Reserves.

(a)        Declaration and payment. Subject to statute, and the articles of incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b)        Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment for any dividend, the record date to be not more than 50 days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than 50 days prior to any action by the Board of Directors, the date upon which the Board adopts the resolution declaring the dividend shall be the record date.

(c)        Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.02 Checks and Notes

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03 Books and Records

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 7.04 Fiscal Year

The fiscal year of the corporation shall be from January 1 to December 31 of any given year unless changed by resolution of the Board of Directors.

Section 7.05 Seal

The corporate seal, if any, shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

Section 7.06 Resignation

Any director, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.07 Amendment of By-Laws

The power to alter, amend, or repeal these by-laws, or adopt new by-laws, shall be vested in the board of directors, subject to repeal or change by action of the shareholders.

Section 7.08 Construction

Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these by-laws shall be invalid or inoperative, then, so far as is reasonable and possible, the remainder of these by-laws shall be considered valid or operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 7.09 Headings

The headings herein are for organization, convenience and clarity. In interpreting these by-laws, they shall be subordinated in importance to the other written material.

These By-laws have been approved by the Board of Directors, which authorizes Mario Romero to sign on their behalf as of this 30th day of March 2006.

Authorized and Approved

/s/ Mario Romero

_____________________

Mario Romero

President